November 27, 2007

Polaris Acquisition Corp.
2200 Fletcher Avenue, 4th Floor
Fort Lee, New Jersey 07024

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder of Polaris Acquisition Corp. (“Company”), in consideration of Lazard Capital Markets LLC (“Lazard”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and will vote all shares of the Company’s Common Stock acquired by him in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company.

2.  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3.  The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Lazard that the business combination is fair to the Company’s stockholders from a financial perspective.

4.  Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.  Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6.  The undersigned will escrow all of his Insider Shares acquired prior to the IPO, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

7.  The undersigned will escrow all of its Insider Warrants acquired by it privately from the Company simultaneously with the consummation of the IPO, subject to the terms of a Warrant Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.  The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

9.  The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

10.  The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

11.  In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

12.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Lazard and its legal representatives or agents (including any investigative search firm retained by Lazard) any information they may have about the undersigned’s background and finances (“Information”). Neither Lazard nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Lazard and appoint a substitute agent acceptable to Lazard within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.  [Intentionally Omitted]

14.  As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider as beneficial owner prior to the IPO or privately from the Company simultaneously with the IPO; (iv) “Insider Warrants” shall mean the warrants being purchased by an Insider as beneficial owner in a private placement transaction simultaneously with the consummation of the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

Stephen J. Cloobeck

/s/ Stephen J. Cloobeck